Exhibit 99.1
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           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
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            PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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         In connection with the Quarterly Report of Roast-N-Roll  Restaurants of the Past, Inc., on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities ad Exchange commission on the date hereof (the "Report"), the undersigned, Nick Bruzesse Sr. Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.

Date:  May 20, 2003
                                                     /s/ Nick Bruzesse, Sr.
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                                                     Nick Bruzesse, Sr.
                                                     Chief Executive Officer